VOTING RIGHTS AGREEMENT


     This AGREEMENT dated as of the 9th day of December, 1998, by and among Randall S. Wells ("Wells"), Anthony Spier ("Spier"), John R. Blouin ("Blouin"), Wells-Gardner Electronics Corporation, an Illinois corporation (the "Company"), James Industries, Inc., an Illinois corporation ("JI"), and James J. Roberts, Jr. individually and as trustee of the James J. Roberts, Trust, UTA Dated 01-23-91 (collectively "Roberts");

     WHEREAS, Roberts and Blouin own beneficially all of the outstanding Capital Stock of JI and Roberts owns beneficially 558,436 of the issued and outstanding Common Shares of the Company (which Common Shares, together with any Common Shares of the Company hereafter acquired by Roberts or JI are hereinafter referred to as "Roberts' Common Shares") as follows:

          Shareholder              Shares Owned

          James J. Roberts, Jr.              4,800

          James J. Roberts, Jr.            553,636
            as trustee

     WHEREAS, all of such Roberts' Common Shares are pledged to various pledgees as collateral for loans; and

     WHEREAS, the parties deem it to be in their mutual best interest and in the best interests of all of the Company's shareholders that an agreement be entered into concerning the voting of the parties' Common Shares for directors of the Company; and

     WHEREAS, the Company is entering into a new Sales Representative Agreement (the "Representative Agreement") with JI, Roberts and Blouin concurrently with the execution hereof;

     NOW, THEREFORE, in consideration of the premises, mutual covenants and agreements contained herein, it is hereby agreed as follows:

     1.   Voting For Directors.

     (a) Until Termination of the Representative Agreement (as hereinafter defined) or December 31, 2003, whichever shall first occur, the parties shall vote (and, if applicable, shall direct all pledgees to vote) their Common Shares of the Company at every election of directors of the Company, for the election of such slate of nominees as the nominating committee of the Board of Directors (or if there is no nominating committee, then such other committee, or the Board of Directors, as the case may be, performing such function) shall designate, provided that such slate shall always include Roberts, Blouin, Wells and Spier (collectively, the "Nominees"), or any of the Nominees as are willing and able to serve as directors of the Company.

     (b) Upon the resignation, death or incapacity of any of the Nominees, another person shall be designated as set forth below; provided, however, that, if the designated person is not approved by a majority of the Board of Directors, another person shall be designated as set forth below until so approved:

          (i) Upon the resignation, death or incapacity of Blouin or his successor Nominee, then Roberts or his successor Nominee and the estate or guardian of Blouin or his successor Nominee shall have the right to designate another person as Nominee to replace Blouin or his successor Nominee for purposes of paragraph 1(a) above;
          (ii) Upon the resignation, death or incapacity of Roberts or his successor Nominee, then Blouin or his successor Nominee and the estate or guardian of Roberts or his successor Nominee shall have the right to designate another person as Nominee to replace Roberts or his successor Nominee for purposes of paragraph 1(a) above;

          (iii) Upon the resignation, death or incapacity of Wells or his successor Nominee, then Spier or his successor Nominee shall have the right to designate another person as Nominee to replace Wells or his successor Nominee for purposes of paragraph 1(a) above; and

          (iv) Upon the resignation, death or incapacity of Spier or his successor Nominee, then Wells or his successor Nominee shall have the right to designate another person as Nominee to replace Spier or his successor Nominee for purposes of paragraph 1(a) above.

     (c) In any election of directors in which the number of nominees exceeds the number of directors to be elected, the parties shall vote (and, if applicable, shall direct all pledgees to vote) their Common Shares hereunder in such a manner as to assure the election of the largest number of Nominees. If, under the circumstances, less than all of the Nominees can be elected, the parties shall vote (and, if applicable, shall direct all pledgees to vote) their Common Shares so that the greatest number of Nominees (or their replacements as set forth in paragraph 1(b) above) can be elected in the following order of priority: Roberts, Spier, Wells, and Blouin.

     (d) The obligations of the parties under this paragraph 1 shall terminate with respect to any Common Shares of the Company which they may transfer in a bona fide sale or exchange for value.

     (e) The obligations of the parties under this paragraph 1 shall be suspended during any period when the Common Shares of the Company subject to the terms of this Agreement amount to less than 5% of the then issued and outstanding Common Shares of the Company.

     (f) The obligations of each of the parties under this Agreement shall also be binding upon any of their transferees, except as otherwise provided herein.

     2. Death. Within ninety (90) days after the death of each party, the executor or administrator of any party's estate and the successor trustee of any party shall notify the Company of the provisions of his will and the provisions of a trust, if any, governing the distribution of that party's Common Shares. Such executor or administrator and successor trustee and all beneficiaries and heirs, devisees and legatees of such party, shall be bound by the provisions of paragraph 1 hereof.

     3. Additional Definition. "Termination" of the Representative Agreement shall be deemed to occur if such agreement terminates under paragraph 14 thereof, except that in the event of a termination of the Representative Agreement by the Company under paragraph 14(c) thereof, for purposes of this Agreement, Termination shall be deemed to occur on December 31, 2003, or at the end of any additional period for which the Representative Agreement had then been automatically renewed under paragraph 14(a) thereof.

     4.   Endorsement  on   Stock   Certificates.     All   certificates
representing Roberts' Common Shares shall be endorsed as follows:

          "The voting of  the shares represented  hereby are subject  to
          restrictions and  agreements   2contained  in   an  agreement
          dated as of December 9, 1998 by and among Wells-Gardner Electronics Corporation and certain of its shareholders, a copy of which is on file with the Secretary of Wells-Gardner Electronics Corporation."

     5. Termination and Amendment. Anything to the contrary notwithstanding, this Agreement shall terminate and have no further effect on the earlier of (a) any act or event which provides for termination elsewhere in this Agreement, or (b) the Termination of the Representative Agreement, or (c) December 31, 2003. This Agreement may be altered, amended or terminated (except as otherwise provided herein) at any time only pursuant to an agreement in writing, executed by or on behalf of the Company, JI and such of the other parties hereto (or their successors under paragraph 1(b)) who are then serving as directors of the Company.

     6. Entire Agreement. This Agreement constitutes the entire agreement and final understanding of the parties with respect to the subject matter hereof and supersedes and terminates any and all prior voting agreements, prior and/or contemporaneous communications and/or agreements between the parties, whether written or verbal, express or implied, direct or indirect, relating in any way to the subject matter hereof including, but not limited to the Voting Agreement dated April 26, 1994 and the Voting Rights Agreement dated February 29, 1996, each by and between the parties hereto.

     7. Notices. All notices, offers and acceptances hereunder shall be in writing and shall be deemed to be communicated (except as otherwise provided herein) when delivered in person or deposited in the U.S. mail, postage prepaid, by registered mail, addressed to the party concerned at the address appearing on the Company's records or at such other or additional place as such party may designate by notice given in accordance with the provisions hereof to the other parties.

     8. Benefit. This Agreement shall be binding as provided herein upon the parties, their heirs, devisees, legatees, beneficiaries, legal representatives, successors and assigns.

                             *   *   *   *

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

WELLS-GARDNER
ELECTRONICS CORPORATION            JAMES INDUSTRIES, INC.


By:  /S/  ANTHONY SPIER            By:  /S/ JAMES J. ROBERTS JR.


/S/  ANTHONY SPIER                      /S/ JAMES J. ROBERTS JR.
ANTHONY SPIER                           JAMES J. ROBERTS, JR.


/S/  RANDALL S. WELLS                   /S/ JAMES J. ROBERTS JR.
RANDALL S. WELLS                        JAMES J. ROBERTS, JR., AS
                                        TRUSTEE OF THE JAMES J.
                                        ROBERTS, JR. TRUST UTA
                                        DATED 01-23-91

                                       /S/  JOHN R. BLOUIN
                                       JOHN R. BLOUIN